P98000098526

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

Office Use Only

600279122316

11/18/15--01022--004 **70.00

FILED
15 NOV 18 AM 8: 14
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

NOV 19 2015
T. CARTER

COVER LETTER

TO: Amendment Section
Division of Corporations

SUBJECT: Dale Jarrett Racing Adventure, Inc.
Name of Surviving Corporation

The enclosed Articles of Merger and fee are submitted for filing.

Please return all correspondence concerning this matter to following:

Kenneth J. Scott
Contact Person

Kenneth J. Scott, PA
Firm/Company

1470 Minnesota Ave.
Address

Winter Park, FL 32789
City/State and Zip Code

ken@scottandcompany.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Ken Scott At (407) 644-0044
Name of Contact Person — Area Code & Daytime Telephone Number

☐ Certified copy (optional) $8.75 **(Please send an additional copy of your document if a certified copy is requested)**

STREET ADDRESS:
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, Florida 32301

MAILING ADDRESS:
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, Florida 32314

ARTICLES OF MERGER
(Profit Corporations)

The following articles of merger are submitted in accordance with the Florida Business Corporation Act, pursuant to section 607.1105, Florida Statutes.

First: The name and jurisdiction of the **surviving** corporation:

Name	Jurisdiction	Document Number (If known/ applicable)
Dale Jarrett Racing Adventure, Inc.	Florida	P98000098526

Second: The name and jurisdiction of each **merging** corporation:

Name	Jurisdiction	Document Number (If known/ applicable)
24/7 Kid Doc, Inc.	Florida	P14000071974

FILED
15 NOV 18 AM 8: 14
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Third: The Plan of Merger is attached.

Fourth: The merger shall become effective on the date the Articles of Merger are filed with the Florida Department of State.

OR ______/______/______ (Enter a specific date. NOTE: An effective date cannot be prior to the date of filing or more than 90 days after merger file date.)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Fifth: Adoption of Merger by **surviving** corporation - **(COMPLETE ONLY ONE STATEMENT)**
The Plan of Merger was adopted by the shareholders of the surviving corporation on ________________.

The Plan of Merger was adopted by the board of directors of the surviving corporation on 11/16/2015 and shareholder approval was not required.

Sixth: Adoption of Merger by **merging** corporation(s) **(COMPLETE ONLY ONE STATEMENT)**
The Plan of Merger was adopted by the shareholders of the merging corporation(s) on ________________.

The Plan of Merger was adopted by the board of directors of the merging corporation(s) on 11/16/2015 and shareholder approval was not required.

(Attach additional sheets if necessary)

Seventh: **SIGNATURES FOR EACH CORPORATION**

Name of Corporation	Signature of an Officer or Director	Typed or Printed Name of Individual & Title
Dale Jarrett Racing Adventure, I	T Shan	Timothy B. Shannon, President
24/7 Kid Doc, Inc.	T Shan	Timothy B. Shannon, President

PLAN OF MERGER

(Merger of subsidiary corporation(s))

The following plan of merger is submitted in compliance with section 607.1104, Florida Statutes, and in accordance with the laws of any other applicable jurisdiction of incorporation.

The name and jurisdiction of the **parent** corporation owning at least 80 percent of the outstanding shares of each class of the subsidiary corporation:

Name	Jurisdiction
Dale Jarrett Racing Adventure, Inc.	Florida

The name and jurisdiction of each **subsidiary** corporation:

Name	Jurisdiction
24/7 Kid Doc, Inc.	Florida

The manner and basis of converting the shares of the subsidiary or parent into shares, obligations, or other securities of the parent or any other corporation or, in whole or in part, into cash or other property, and the manner and basis of converting rights to acquire shares of each corporation into rights to acquire shares, obligations, and other securities of the surviving or any other corporation or, in whole or in part, into cash or other property are as follows:

Dale Jarrett Racing Adventure, Inc. currently owns 100% of the outstanding stock of 24/7 Kid Doc, Inc.

Upon the merger of 24/7 Kid Doc, Inc. into Dale Jarrett Racing Adventure Inc., the outstanding stock of 24/7 Kid Doc, Inc. will be cancelled.

(Attach additional sheets if necessary)

If the merger is between the parent and a subsidiary corporation and the parent is not the surviving corporation, a provision for the pro rata issuance of shares of the subsidiary to the holders of the shares of the parent corporation upon surrender of any certificates is as follows:

Not applicable

If applicable, shareholders of the subsidiary corporations, who, except for the applicability of section 607.1104, Florida Statutes, would be entitled to vote and who dissent from the merger pursuant to section 607.1321, Florida Statutes, may be entitled, if they comply with the provisions of chapter 607 regarding appraisal rights of dissenting shareholders, to be paid the fair value of their shares.

Other provisions relating to the merger are as follows:

Amendment to the Articles of Incorporation of Dale Jarrett Racing Adventure, Inc.

[redacted]

[redacted]